UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2022
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LIANBIO
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-40947	98-1594670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Carnegie Center Drive, Suite 309 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (609) 486-2308
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American depositary shares, each representing 1 ordinary share, $0.000017100448 par value per share	LIAN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On October 12, 2022, LianBio (“LianBio”) reported that its partner BridgeBio Pharma, Inc. (“BridgeBio”) informed LianBio that Helsinn Healthcare SA, which holds the Truseltiq (infigratinib) New Drug Application (“NDA”) in the United States, is permanently discontinuing distribution of the drug and anticipates requesting withdrawal of the NDA in the United States due to business reasons. Due to the planned withdrawal of the NDA, BridgeBio informed LianBio that it intends to close the ongoing global Phase 3 PROOF-301 clinical trial of infigratinib in first-line cholangiocarcinoma (“CCA”). Consequently, LianBio is terminating activities related to the PROOF-301 clinical trial in China and no longer plans to pursue development and commercialization of infigratinib in CCA indications in its licensed territories. LianBio intends to continue to support patients who are currently being treated with infigratinib in China under the special Named Patient Program in Hainan Province. LianBio expects to continue the ongoing Phase 2a proof of concept clinical trial of infigratinib in patients with locally advanced or metastatic gastric cancer or gastroesophageal junction adenocarcinoma with FGFR2 genetic amplification and other solid tumors with FGFR alterations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIANBIO

By:	/s/ Yizhe Wang
Yizhe Wang
Chief Executive Officer
Date: October 12, 2022